ASSET PURCHASE AGREEMENT

                           Dated as of August 31, 1996

                                 by and between

                                 TELEPLUS, INC.

                                       and

                                   AMNEX, INC.



                                                   TABLE OF CONTENTS

                                                                                                                   PAGE
  SECTION 1.          Certain Definitions.............................................................................4
  SECTION 2.          Assignment of Dealer Agreement..................................................................6
                      2.1      Dealer Agreement To Be Assigned........................................................6
  SECTION 3.          Consideration...................................................................................6
                      3.1      Amount of Purchase Price...............................................................6
                      3.2      Payment of Purchase Price..............................................................6
                      3.3      Due and Payable Commissions............................................................7
  SECTION 4.          Representations and Warranties of Seller........................................................7
                      4.1      Good Standing..........................................................................7
                      4.2      Authorization; Consents; Conflicts.....................................................7
                      4.3      No Additional Agreements...............................................................8
                      4.4      No Amounts Due and Owing...............................................................8
                      4.5      Legal Proceedings......................................................................8
                      4.6      Orders, Decrees, Etc...................................................................9
                      4.7      Governmental Approvals.................................................................9
                      4.8      No Omissions...........................................................................9
                      4.9      Investment Intent......................................................................9
                      4.10 Restricted Securities.....................................................................10

  SECTION 5.  Representations and Warranties of Buyer................................................................11
                      5.1      Good Standing.........................................................................11
                      5.2      Authorization.........................................................................11
                      5.3      No Additional Agreements..............................................................11
                      5.4      Orders, Decrees, Etc..................................................................12
                      5.5      Governmental Approvals................................................................12
                      5.6      No Omissions..........................................................................12
                      5.7      Restricted Securities.................................................................12

  SECTION 6.  Non-Disclosure, Non Interference.......................................................................13
                      6.1      Non-Disclosure........................................................................13
                      6.2      Non-Interference......................................................................13

  SECTION 7.          Non-Competition................................................................................13
                      7.1      Non-Competition.......................................................................13
                      7.2      Non-Solicitation......................................................................14
                      7.3      Specific Performance..................................................................15
                      7.4      Severability..........................................................................15

  SECTION 8.  Indemnification........................................................................................15
                      8.1      Indemnification by Seller.............................................................15
                      8.2      Indemnification by Buyer..............................................................16
                      8.3      Procedures for Indemnification........................................................16

  SECTION 9.  Registration Rights....................................................................................16
                      9.1      Required Registration.................................................................16
                      9.2      Procedure for Registration............................................................17
                      9.3      Piggyback Registration................................................................17
                      9.4      Indemnification by Buyer..............................................................19
                      9.5      Indemnification by Seller.............................................................20
                      9.6      Holdback Agreement....................................................................21

  SECTION 10.         Survival of Representations;
                               Effect of Certificates................................................................22
                      10.1     Survival..............................................................................22

  SECTION 11.  No Broker.............................................................................................22

  SECTION 12.  Notices...............................................................................................23

  SECTION 13.  Miscellaneous.........................................................................................24
                      13.1     Entire Agreement......................................................................24
                      13.2     Governing Law; Arbitration............................................................25
                      13.3     Benefit of Parties; Assignment........................................................25
                      13.4     Pronouns..............................................................................26
                      13.5     Headings..............................................................................26
                      13.6     Counterparts..........................................................................26
                      13.7     Further Assurances....................................................................26


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



                            ASSET PURCHASE AGREEMENT


                  ASSET  PURCHASE  AGREEMENT  dated as of August 31,  1996 (this
  "Agreement") by and between TelePlus, Inc., a Texas corporation ("Seller"), and AMNEX, Inc., a New York corporation ("Buyer").

                              W I T N E S S E T H:

                  WHEREAS, Buyer desires to purchase from Seller and Seller desires to sell to Buyer, all of the rights of Seller resulting in the termination of Seller's interest in and to that certain Mexico Sales
  Representative Agreement (the "Dealer Agreement") dated November 3, 1993 between Seller and Capital Network System, Inc., a Texas corporation and a wholly-owned subsidiary of Buyer ("CNSI"), upon the terms and conditions and for the purchase price hereinafter set forth.

                  NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration set forth herein, the parties hereto agree as follows:

                  SECTION 1.  Certain Definitions.  For purposes of this
  Agreement, the following terms shall have the respective meanings set forth below:

                  "Actions" means any claims, actions, complaints, grievances, suits, proceedings and investigations, whether at law, in equity or in admiralty or before any court, arbitrator, arbitration panel or Governmental
  Authority.

                  "Closing" means the closing of the transactions contemplated hereby, which shall take place simultaneously with the execution and delivery of this Agreement on the date first above written.

                  "Closing Date" means the date first above written.

                  "Commission" means the Securities and Exchange
  Commission.

                  "Costs and Expenses" shall include all of the costs and expenses relating to the Registration Statement involved, including but not limited to registration, filing and qualification fees, blue-sky expenses, printing expenses, reasonable fees and disbursements of counsel to Buyer, counsel to




  Seller, and accounting fees; provided, however, that underwriting discounts and commissions and reimbursable underwriters' expenses will be borne pro rata by the holders of the securities included in the Registration Statement.

                  "Damages" mean losses, liabilities, costs, damages, claims, taxes and expenses (including attorneys fees and expenses.)

                  "Dealer Agreement" means that certain Mexico Sales Representative Agreement dated November 3, 1993 between Seller and CNSI.

                  "Governmental Authority" means any agency, instrumentality, department, commission, court, tribunal or board of any government, whether foreign or domestic and whether national, federal, state, provincial or local.

                  "Laws"  mean  laws,   rules,   regulations,   codes,   orders,
  ordinances, judgments, injunctions, decrees and policies.

                  "Lien" means any security interest, lien, mortgage, claim, charge, pledge, restriction, equitable interest or encumbrance of any nature.

                  "Person" means any natural person, corporation, business trust, joint venture, association, company, firm, partnership, or other entity or government or Governmental Authority.

                  "Registration    Statement"   means   an   appropriate   shelf
  registration statement pursuant to Rule 415 under the Securities Act.

                  "Securities Act" means the Securities Act of 1933, as amended, or any similar federal law then in effect.

                  SECTION 2.  Assignment of Dealer Agreement.

                  2.1. Dealer Agreement To Be Assigned. Seller hereby sells, conveys, transfers, assigns and delivers to Buyer, its successors and assigns, free and clear of all Liens, all of Seller's right, title and interest in and to the Dealer Agreement and Buyer hereby buys and accepts, the Dealer Agreement.

                  SECTION 3.  Consideration.

                  3.1.     Amount of Purchase Price.  The total consideration

  (the "Purchase Price") to be paid by Buyer for assignment and termination of Seller's interest in the Dealer Agreement and the covenant not to compete set forth in Section 7 hereof (the "Covenant") shall be $5,250,000 of which $10,000 shall be allocated to the Covenant.

                  3.2.     Payment of Purchase Price.

                           (a)  Concurrently with the execution hereof, Buyer
  is paying to Seller $1,500,000 of the Purchase Price (the "Initial Payment"), by the delivery by Buyer to Seller of a certified or bank cashier's check in such amount payable to the order of Seller or by means of a wire transfer in such amount to an account number and depository designated by Seller; and

                           (b)      $3,750,000.00 of the Purchase Price shall be
  payable as follows:

                           (i)      on January 30, 1997 Buyer shall issue and
  deliver 526,168 shares of Common Stock of Buyer, $.001 par value per share (the "AMNEX Common Stock"), to Seller; and

                           (ii)     on January 30, 1998 Buyer shall issue and
  deliver 526,168 shares of AMNEX Common Stock to Seller. Such number of shares of AMNEX Common Stock (collectively, the "AMNEX Shares") have been determined by averaging the closing share price as reflected in the "Close" column in the NASDAQ/Wall Street Journal Quotation of Buyer's Common Stock for the 30 trading days preceding August 1, 1996, as reported by the NASDAQ Stock Market.


                           (c)      Until such time as the AMNEX Shares are
  registered under the Securities Act pursuant to Section 12 hereof, the AMNEX Shares shall be unregistered and subject to certain trading restrictions which shall be as set forth in Rule 144 promulgated under the Securities Act.

                  3.3. Due and Payable Commissions. Buyer shall pay Seller within the time specified by the Dealer Agreement all monies and commissions due, payable and/or accrued through the Closing Date (i.e., commissions for July and August 1996 services shall be paid in September and October 1996, respectively).

                  SECTION 4. Representations and Warranties of Seller. Seller hereby warrants and represents to and agrees with Buyer as follows:

                  4.1. Good Standing. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas, has full power and authority to own, lease and operate its properties and assets and to conduct its business as now being conducted, and is duly qualified or licensed to do business as a foreign corporation in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified as a foreign corporation would not materially adversely affect the business of Seller.

                  4.2.     Authorization; Consents; Conflicts.

                  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of Seller and all other corporate action of Seller necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been taken. This Agreement constitutes the valid and binding obligation of Seller enforceable against it in accordance with the terms hereof. No consent of any lender, trustee, security holder of Seller, or other Person is required for Seller to enter into and deliver this Agreement or to consummate the transactions contemplated hereby, nor do the Articles of Incorporation or By-Laws of Seller or any Contract, mortgage or other instrument to which Seller is a party or by which Seller is bound or affecting any of its properties conflict with or restrict the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

                  4.3. No Additional Agreements. The Dealer Agreement, a true and correct copy of which is attached on Schedule 4.3, represents the only Contract, agreement, instrument or understanding between Seller and CNSI, other than this Agreement and no other Person other than CNSI has any rights arising out of or related to the Dealer Agreement and is, to the best of Seller's knowledge, in full force and effect. To the best of Seller's knowledge, Seller is not in breach of the Dealer Agreement.

                  4.4. No Amounts Due and Owing. To the best of Seller's knowledge, there are no amounts due and owing to Seller from either Buyer or CNSI other than commissions for July and August
  1996 referred in Section 3.3 hereof.

                  4.5. Legal Proceedings. Except for the ATI Settlement described in Section 4.6, below, there are no Actions (whether or not purportedly on behalf of Seller) pending or, to the knowledge of Seller, threatened against or affecting Seller or any of its properties, rights or business. Seller is not in default with respect to any order, writ, injunction or decree of any Governmental Authority that may effect the Dealer Agreement. The ATI Settlement will not have an adverse effect on the Dealer Agreement.

                  4.6. Orders, Decrees, Etc. There are no orders, decrees, injunctions, rulings, decisions, directives, consents or regulations of any court or any Governmental Authority issued against, or binding on, Seller which do or may affect, limit or control the Dealer Agreement, except for that certain Agreed Order of Dismissal With Prejudice and to Dissolve Cash Bond and Compromise Settlement Agreement and Mutual Release in the case styled, TelePlus, Inc. and Capital Network System, Inc. vs. American Telesource International, Inc., et al., (CA95-CI-01168) in the District Court, Bexar County, Texas, 45th Judicial District (the "ATI Settlement").

                  4.7. Governmental Approvals. No governmental authori zation, approval, order, license, permit, franchise, or consent and no registration, declaration or filing by Seller or any shareholder or Affiliate of Seller with any Governmental Authority is required in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

                  4.8. No Omissions. Seller does not, as of the date of this Agreement, know of any facts or circumstances not disclosed to Buyer which indicate that the Dealer Agreement may be adversely affected or which otherwise reasonably should be disclosed to Buyer in order to make any of the representations or warranties made herein on the part of the Seller not misleading. No representation or warranty by Seller contained in this Agreement, and no statement contained in any Schedule, Exhibit, certificate or other instrument furnished to Buyer under or in connection with this Agreement, contains any untrue statement of any material fact, or omits to state any material fact necessary in order to make the statements contained herein or therein not misleading.

                  4.9. Investment Intent. Seller is acquiring the AMNEX Shares for its own account and not with a present view to, or for sale in connection with, any distribution thereof in violation of the Securities Act of 1933, as amended (the "Securities Act").
  Seller consents to the placement of the following legend on each certificate representing the AMNEX Shares:

        "THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED OR SOLD UNLESS (i) A REGISTRATION STATEMENT UNDER SUCH ACT IS THEN IN EFFECT WITH RESPECT THERETO, (ii) A WRITTEN OPINION FROM COUNSEL FOR THE ISSUER OR OTHER COUNSEL FOR THE HOLDER REASONABLY ACCEPTABLE TO THE ISSUER HAS BEEN DELIVERED TO THE ISSUER TO THE EFFECT THAT NO SUCH REGISTRATION IS REQUIRED OR (iii) A 'NO ACTION' LETTER OR ITS THEN EQUIVALENT HAS BEEN ISSUED BY THE STAFF OF THE SECURITIES AND EXCHANGE COMMISSION WITH RESPECT TO SUCH TRANSFER OR SALE."

                  4.10. Restricted Securities. Seller understands that the AMNEX Shares will not be registered when issued and delivered to Seller under the Securities Act for the reason that the sale provided for in this Agreement is exempt pursuant to Section 4 of the Securities Act and that the reliance of Buyer on such exemption is predicated in part on Seller's representations set forth herein. Seller represents that it is experienced in evaluating companies such as Buyer, is able to fend for itself, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, and has the ability to suffer the total loss of its investment. Seller further represents that Buyer has furnished it with Buyer's Annual Report on Form 10-K for the year ended December 31, 1995 and subsequent reports on Form 10-Q and 8-K (the "AMNEX Public Documents) and that Seller has reviewed the same and has been afforded the opportunity to obtain such other information as it has deemed necessary to evaluate its investment in AMNEX Common Stock, ask questions of and receive answers from the Company and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to it or to which it had access.

                  Seller understands that the AMNEX Shares may not be sold, transferred or otherwise disposed of without registration under the Securities Act or an exemption therefrom and that in the absence of an effective registration statement covering the Shares or an available exemption from registration under the Securities Act, the AMNEX Shares must be held indefinitely.

                  SECTION 5. Representations and Warranties of Buyer. Buyer warrants and represents to and agrees with Seller as follows:

                  5.1. Good Standing. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of New York, has full power and authority to own, lease and operate its properties and assets and to conduct its business as now being conducted, and is duly qualified or licensed to do business as a foreign corporation in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified as a foreign corporation would not materially adversely affect the business of Buyer.

                  5.2. Authorization. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of Buyer and all other corporate action of Buyer, including all shareholder approvals, authorizations and ratifications, necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been taken. This Agreement constitutes a binding obligation of Buyer enforceable against Buyer in accordance with its terms. No consent of any lender, trustee, security holder of Buyer, or other Person is required for Buyer to enter into and deliver this Agreement or to consummate the transactions contemplated hereby, nor do the Certificate of Incorporation or By-Laws of Buyer or any Contract, mortgage or other instrument to which Buyer is a party or by which Buyer is bound or affecting any of its properties conflict with or restrict the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

                  5.3. No Additional Agreements. Buyer is not in default with respect to any order, writ, injunction or decree of any Governmental Authority that may effect the Dealer Agreement.

                  5.4. Orders, Decrees, Etc. There are no orders, decrees, injunctions, rulings, decisions, directives, consents or regulations of any court or any Governmental Authority issued against, or binding on, Buyer which do or may affect, limit or control the Dealer Agreement, except for that certain Agreed Order of Dismissal With Prejudice and to Dissolve Cash Bond and
  Compromise Settlement Agreement and Mutual Release in the case styled TelePlus, Inc. and Capital Network System, Inc. vs.
  American Telesource International, Inc., et al., (CA95-CI-01168) in the District Court, Bexar County, Texas, 45th Judicial
  District.

                  5.5. Governmental Approvals. No governmental authoriza tion, approval, order, license, permit, franchise, or consent and no registration, declaration or filing by Buyer or any shareholder or Affiliate of Buyer with any Governmental Authority is required in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

                  5.6. No Omissions. No representation or warranty by Buyer contained in this Agreement, and no statement contained in any Schedule, Exhibit, certificate or other instrument furnished to Buyer under or in connection with this Agreement, and no AMNEX Public Document contains any untrue statement of any material fact, or omits to state any material fact necessary in order to make the statements contained herein or therein not misleading.

                  5.7. Restricted Securities. As and when required by this Agreement, the Buyer shall issue, deliver to Seller and register the AMNEX Shares, and when issued, the AMNEX Shares will be duly authorized, validly issued, fully paid and non-assessable, and listed for trading on, the Nasdaq Stock Market or such national securities exchange on which the AMNEX Shares are then listed, if any.

                  SECTION 6.  Non-Disclosure, Non Interference.

                  6.1. Non-Disclosure. The Seller recognizes the interest of Buyer in maintaining the confidential nature of the proprietary and other business and commercial information of Buyer and CNSI.

                           a.       In consideration thereof, Seller shall not,
  except to the extent necessary to fulfill this Agreement, or, except as authorized in writing by Buyer, directly or indirectly, publish, disclose or use, or authorize anyone else to publish, disclose or use, any secret or confidential matter, or proprietary or other confidential business information not in the public domain and acquired by Seller, relating to any aspect of the operations, customers, marketing, contracts, activities, research, investigations or obligations of any of Buyer or CNSI now known to the Seller as a result of the Dealer Agreement, (the "Confidential Information").

                           b.       In the event that Seller becomes legally
  required to disclose any Confidential Information, Seller shall provide Buyer with prompt notice so that it may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Section 6.1. In the event that such protective order or other remedy is not obtained, or that Buyer waives compliance with the provisions of this Section 6.1, Seller shall furnish only that portion of the Confidential Information which is legally required to be furnished, in the opinion of counsel to Seller.

                  6.2. Non-Interference. Seller shall not (a) infringe or interfere with any of Buyer's or CNSI's copyright, trademark or trade name rights, or any profits therefrom, or (b) use or disclose, for itself or for the benefit of another, any Confidential Information.

                  SECTION 7.        Non-Competition

                  7.1.  Non-Competition.  For a period of three  years  from and after the date hereof, Seller shall not (a) sell, directly or indirectly, either for itself or as an agent for another, any telecommunications product or service to any person or entity for which Seller was paid by CNSI or any of its affiliates any type of compensation, commission or fee, including without limitation, the 2% Fee (as such term is defined in the Dealer Agreement) (such person or entity being referred to herein as a "Current CNSI Customer"), unless CNSI's contract with a Current CNSI Customer has been terminated or expired and a period of sixty (60) days has elapsed since the date of such termination or expiration, (b) compete, directly or indirectly, by providing or offering to provide, directly or indirectly, either for itself or as an agent for another, operator services to any person or entity that is not a Current CNSI Customer but subsequent to the date of this Agreement, enters into and is under a contract with Buyer or CNSI for the provision of operator services in Mexico (a "Future CNSI Customer"), (c) request, induce or attempt to influence any Current CNSI Customer or Future CNSI Customer to limit, curtail or cancel its business with Buyer or CNSI, (d) engage in any activity that would tend to disparage or diminish Buyer's or CNSI's reputation, or (e) request, induce or attempt to influence any current or future officer, director, employee, consultant, agent or representative of Buyer or CNSI to commit any act that, if committed by Seller, would constitute a breach of any provision of this Section 7. Buyer and Seller expressly acknowledge and agree that the terms and conditions of this Agreement shall not limit Seller from selling, directly or indirectly, either for itself or as an agent for another, any telecommunications product or service to any person or entity which is not, at the time of such sale(s), and has not been for a period of sixty (60) days preceding such sale(s), a Current CNSI Customer or which is not, at the time of such sale(s), a Future CNSI Customer, or from selling any telecommunication product or service other than operator services to any Future CNSI Customer.

                  7.2. Non-Solicitation. Neither Seller nor any Affiliate of Seller, and neither Buyer or CNSI nor any of their respective Affiliates, for a period of three years from and after the date hereof, shall, directly or indirectly, hire, offer to hire, entice away, retain, employ or solicit or attempt to solicit (either for itself or as agent for another) for employment or induce, persuade or encourage any person to leave the other party's employ who, prior to the date hereof was, or during such period will be, employed or retained by the other party as a consultant, agent, employee or otherwise. For purposes of this Section 7.2, a person shall be deemed to be in the "employ" of CNSI or Buyer if such person is employed by an affiliate of Buyer or by an unaffiliated entity conducting business as an employment agency, including without limitation, Manpower, Inc, and Seller after due inquiry is aware of such relationship.

                  7.3. Specific Performance. Seller acknowledges and agrees that any breach of Section 6 above or this Section 7 is likely to result in irreparable injury to Buyer, that monetary damages will be an inadequate remedy of such breach and that, accordingly, in addition to any other remedy that Buyer may have, Buyer shall be entitled to enforce the specific performance of such Section 6 and this Section 7 and to seek both permanent and temporary relief in the event of any breach hereof.

                   7.4. Severability. The parties acknowledge that the time, scope, geographic area and other provisions of this Section 7 have been specifically negotiated by sophisticated commercial parties and agree that all such provisions are reasonable under the circumstances of the transactions contemplated by this Agreement. If any portion of this Section 7 shall be determined to be invalid and unenforceable as written, each such portion shall be enforced to the extent reasonable under the circumstances and such determination shall not affect the validity or enforceability of the balance hereof, and such balance shall remain in full force and effect. It is understood that Seller is entering into this non-competition agreement in order to induce Buyer to enter into this Agreement.

                  SECTION 8.  Indemnification.

                  8.1. Indemnification by Seller. Seller agrees to indemnify and hold Buyer harmless from and against any and all Damages which Buyer may sustain at any time by reason of the breach or inaccuracy of or failure to comply with any warranties, representations, conditions, covenants or agreements of Seller contained in this Agreement, or in any agreement or document delivered pursuant hereto or in connection with this Agreement or arising out of the consummation of the transactions contemplated hereby.

                  8.2. Indemnification by Buyer. Buyer agrees to indemnify and hold Seller harmless from and against any and all Damages which Seller may sustain at any time by reason of the breach or inaccuracy of or failure to comply with any warranties, representations, conditions, covenants or agreements of Buyer contained in this Agreement, or in any agreement or document delivered pursuant hereto or in connection with this Agreement or arising out of the consummation of the transactions contemplated hereby.

                  8.3. Procedures for Indemnification. In the event that any claim is asserted against any party hereto, or any party hereto is made a party defendant in any action or proceeding, and such claim, action or proceeding involves a matter which is the subject of this indemnification, then such party (an "Indemnified Party") shall give written notice to the other party hereto (the "Indemnifying Party") of such claim, action or proceeding, and such Indemnifying Party shall have the right to join in the defense of said claim, action or proceeding at such Indemnifying Party's own cost and expense and, if the Indemnifying Party agrees in writing to be bound by and to promptly pay the full amount of any final judgment from which no further appeal may be taken and if the Indemnified Party is reasonably assured of the Indemnifying Party's ability to satisfy such agreement, then at the option of the Indemnifying Party, such Indemnifying Party may take over the defense of such claim, action or proceeding, except that, in such case, the Indemnified Party shall have the right to join in the defense of said claim, action or proceeding at its own cost and expense.

                  SECTION 9.  Registration Rights.

                  9.1. Required Registration. For purposes of this Section 9 only, the term "Registrable Securities" shall mean the AMNEX Shares acquired pursuant to this Agreement, provided, however, that if such shares of AMNEX Shares owned by Seller may be sold, pursuant to an exemption from the registration requirements of the Securities Act, including, without limitation, pursuant to Rule 144 under the Securities Act, such shares shall not be deemed to be Registrable Securities. Buyer shall in good faith use its reasonable its best efforts to cause a Registration Statement covering one-half of the Registrable Shares to become effective with the Commission on or prior to August 31, 1997 and to remain effective until the completion of the distribution of the Registrable Shares to be offered or sold, but in any case not longer than such period as is required for the intended method of distribution, or such shorter period which will terminate when all Registrable Shares covered by such Registration Statement have been sold or withdrawn. Buyer shall in good faith use its reasonable best efforts to cause a Registration Statement covering the remaining of the Registrable Shares to become effective with the Commission on or prior to August 31, 1998 and to remain effective until the completion of the distribution of the Registrable Shares to be offered or sold, but in any case not longer than such period as is required for the intended method of distribution, or such shorter period which will terminate when all AMNEX Shares covered by such Registration Statement have been sold or withdrawn. Buyer shall bear all of the Costs and Expenses of such Registration Statements.

                  9.2. Procedure for Registration. In connection with the filing of a Registration Statement pursuant to Section 9.1 hereof, Buyer shall in good faith use its reasonable its best efforts to qualify, the Registrable Shares being registered for sale under the securities or blue-sky laws of such states and jurisdictions within the United States as shall be reasonably requested by Seller; provided, however, that Buyer shall not be required in connection therewith or as a condition thereto to qualify to do business, to become subject to taxation or to file a consent to service of process generally in any of the aforesaid states or jurisdictions;

                  9.3.  Piggyback  Registration.  Subject to the requirements of
  Section 9.1 above, if at any time Buyer shall propose the filing of a registration statement on an appropriate form under the Securities Act of any securities of Buyer, otherwise than pursuant to Section 9.1 hereof and other than a registration statement on Forms S-8 or S-4 or any equivalent form then in effect, then Buyer shall give Seller notice of such proposed registration and shall include in any registration statement relating to such securities all or a portion of the Registrable Shares then owned by Seller, which Seller shall request, by notice given by such Seller to Buyer within 15 days after the giving of such notice by Buyer, to be so included; provided, however, the number of Registrable shares owned by Seller to be included shall not exceed that percentage of the Registrable Shares as would equal the percentage obtained by dividing the number of Registrable Shares actually issued to Seller by the number of shares of AMNEX Common Stock then outstanding, calculated on a fully diluted basis to be registered as part of such offering. For example, if Buyer has 30,000,000 shares of AMNEX Common Stock outstanding, calculated on a fully diluted basis, and Seller has 3,000,000 Registrable Shares (10%) and Buyer intends to register 3,000,000 shares of AMNEX Common Stock (10%), then Seller shall have the right to piggyback 300,000 Registrable Shares (10% of the newly registered shares of common stock). In the event of the inclusion of Registrable Shares pursuant to this Section 9.3, Buyer shall bear all of the Costs and Expenses of such registration. In the event the distribution of securities of Buyer covered by a Registration Statement referred to in this Section 9.3 is to be underwritten, then Buyer's obligation to include Registrable Shares in such Registration Statement shall be subject, at the option of Buyer, to the following further conditions, unless Seller refuses to be bound by such conditions in which event the terms of Paragraph 9.1, hereof, shall control:

                           (a)  The distribution for the account of Seller
  shall be underwritten by the same underwriters who are underwriting the distribution of the securities for the account of Buyer and/or any other persons whose securities are covered by such Registration Statement, and Seller will enter into an agreement with such underwriters containing customary provisions;

                           (b)  If the underwriting agreement entered into
  with the aforesaid underwriters contains restrictions upon the sale of securities of Buyer, other than the securities which are to be included in the proposed distribution, for a period not exceeding 180 days from the effective date of the Registration Statement, then such restrictions will be binding upon Seller and, if requested by Buyer, Seller will enter into a written agreement to that effect; and

                           (c)  If the underwriters advise Buyer that they are
  unwilling to include any or all of Seller's securities in the proposed underwriting because such inclusion will interfere with the orderly sale and distribution of the securities being offered by Buyer, then the number of Seller's securities to be included will be reduced pro rata on the basis of the number of shares owned by Seller, or there will be no inclusion of Seller's securities in the registration statement and proposed distribution, in accordance with such statement by the underwriters.

                  9.4. Indemnification by Buyer. Buyer will indemnify and hold harmless Seller, any underwriter (as defined in the Securities Act) each partner, officer and shareholder, director of

  Seller, and each person, if any, who controls Seller or such underwriter within the meaning of the Securities Act (but, in the case of an underwriter or a controlling person, only if such underwriter or controlling person indemnifies the persons mentioned in subdivision (b) of Section 9.5 hereof in the manner set forth therein), against any losses, claims, damages or liabilities, joint or several, to which Seller or any such underwriter, partner, officer, shareholder, director or controlling person becomes subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) are caused by any untrue statement or alleged untrue statement of any material fact contained in any preliminary prospectus (if used prior to the effective date of the
  Registration Statement), or contained, on the effective date thereof, in any Registration Statement under which AMNEX Shares were registered under the Securities Act, the prospectus contained therein, or any amendment or supplement thereto, or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and Buyer will reimburse Seller and any such underwriter, partner, officer, shareholder, director or controlling person for any legal or other expenses reasonably incurred by Seller, or any such partner, officer, director, underwriter or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that Buyer will not be liable to any such persons in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information furnished to Buyer in writing by such person expressly for inclusion in any of the foregoing documents; provided, further, however, that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any untrue statement, alleged untrue statement, omission or alleged omission made in any preliminary prospectus but eliminated or remedied in the final prospectus (filed pursuant to Rule 424 of the Securities Act), such indemnity agreement shall not inure to the benefit of Seller and its partners, officers, shareholder, and directors, underwriter, broker or other person acting on behalf of Seller and each other person, if any, who controls any of the foregoing persons within the meaning of the Securities Act from whom the person asserting any loss, claim, damage, liability or expense purchased the AMNEX Shares which are the subject thereof, if a copy of such final prospectus had been made available to such person and Seller, underwriter, broker or other person acting on behalf of Seller and such final prospectus was not delivered to such person with or prior to the written confirmation of the sale of such AMNEX Shares.

                  9.5.  Indemnification by Seller.  Seller shall:

                           (a) Furnish in writing all information to Buyer concerning itself and its holdings of securities of Buyer as shall be required in connection with the preparation and filing of any Registration Statement covering any AMNEX Shares; and

                           (b) Indemnify and hold harmless Buyer, each of its directors, each of its officers who has signed a Registration Statement, each person, if any, who controls Buyer within the meaning of the Securities Act and any underwriter (as defined in the Securities
         Act) for Buyer, against any losses, claims, damages or liabilities to which Buyer or any such director, officer, controlling person or underwriter may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) are caused by any untrue or alleged untrue statement of any material fact contained in any preliminary prospectus (if used prior to the effective date of the Registration Statement) or contained on the effective date thereof, in any Registration Statement under which AMNEX Shares were registered under the Securities Act, the prospectus contained therein, or any amendment or supplement thereto, or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information furnished in writing to Buyer by Seller expressly for inclusion in any of the foregoing documents, and Seller shall reimburse Buyer and any such underwriter, officer, director or controlling person for any legal or other expenses reasonably incurred by Seller or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. Notwithstanding the foregoing provisions of this Section 9.5, Seller shall not be required to indemnify Buyer or any such underwriter, officer, director or controlling persons for any amount in excess of the amount of the proceeds received by Seller.

                  9.6.  Holdback Agreement.  If Buyer at any time shall
  register shares of stock under the Securities Act for sale to the public (other than on Form S-4 or Form S-8 promulgated under the Securities Act or any successor forms thereto), and the board of directors of Buyer reasonably determines that public sales of AMNEX Shares would materially interfere with such offering, then Seller shall not sell publicly, make any short sale of, grant publicly any option for the purchase of, or otherwise dispose publicly of, any AMNEX Shares (other than those AMNEX Shares included in such registration pursuant to Sections 9.1 or 9.3). The board of directors shall, as promptly as practicable, give Seller written notice of any such development. In the event of a request by the board of directors of the Buyer that Seller refrain from effecting any public sales of the AMNEX Shares (other than those AMNEX Shares included in such registration statement pursuant to
  Section 9.1 or 9.3), Buyer shall be required to lift such restrictions regarding effecting public sales or distributions as soon as reasonably practicable after the board of directors shall reasonably determine that public sales by the Seller shall not interfere with such offering, provided, that in no event shall any requirement that the Seller refrain from effecting public sales of the AMNEX Shares extend for more than 90 days and provided further, that in no event shall Seller be required to refrain from effecting public sales of the AMNEX Shares for more than one 90 day period within any 12 month period.
   Buyer shall obtain the agreement of any person permitted to sell shares of stock in a registration to be bound by and to comply with this Section 9.6 as if such person was a stockholder hereunder.

                  SECTION 10.  Survival of Representations; Effect of
  Certificates.

                  10.1. Survival. The parties hereto agree that all representations, warranties, covenants, conditions and agreements contained herein or in any instrument or other document delivered pursuant to this Agreement or in connection with the transactions contemplated hereby shall survive the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and any investigation or audit made by any party hereto.

                  SECTION 11. No Broker. Buyer, on the one hand, and Seller, on the other hand, each represents to the other that no broker or finder has been involved with any of the transactions relating to this Agreement. If a claim by any broker or finder that such broker or finder represented or was retained by Seller, on the one hand, or Buyer, on the other hand, in connection herewith, Seller, on the one hand, or Buyer, on the other hand, as the case may be, agrees to indemnify and hold the other harmless from and against any and all loss, liability, cost, damage, claim and expense, including, without limitation, attorneys' fees and disbursements, which may be incurred in connection with such claim.

                  SECTION 12. Notices. All notices, requests, demands and other communications provided for by this Agreement shall be in writing and shall be deemed to have been given when hand delivered, when received if sent by telecopier or by same day or overnight recognized commercial courier service or three business days after being mailed in any general or branch office of the United States Postal Service, enclosed in a registered or certified postpaid envelope, addressed to the address of the parties stated below or to such changed address as such party may have fixed by notice:

                  To Seller:                TelePlus, Inc.
                                            23705 I.H. 10 West, Suite 210
                                            San Antonio, Texas  78257
                                            Fax:  210-698-3901
                                            Attn:  Robert T. Mahler

                                                - copy to -

                                            Gresham, Davis, Gregory, Worthy
                                             & Moore
                                            112 East Pecan, Ninth Floor
                                            San Antonio, Texas  78205-1542
                                            Fax:  210-226-5154
                                            Attn:  Peter E. Hosey, Esq.

                  To Buyer:                 AMNEX, Inc.
                                            100 West Lucerne Circle,
                                            Suite 100,
                                            Orlando, Florida 32801
                                            407-246-0005
                                            Attn:  John Kane


                                                 - copy to -

                                            Stroock & Stroock & Lavan
                                            Seven Hanover Square
                                            New York, New York  10004-2696
                                            Telecopier: 212-806-6006
                                            Attn:  Susan O. Posen, Esq.


  provided, that any notice of change of address shall be effective only upon receipt.

                  SECTION 13.  Miscellaneous.

                  13.1. Entire Agreement. This Agreement, including the Exhibits and Schedules hereto, sets forth the entire agreement and understanding between the parties and merges and supersedes all prior discussions, agreements and understandings of every kind and nature among them as to the subject matter hereof, and no party shall be bound by any condition, definition, warranty or representation other than as expressly provided for in this Agreement or as may be on a date on or subsequent to the date hereof duly set forth in writing signed by each party which is to be bound thereby. Unless otherwise expressly defined, terms defined in the Agreement shall have the same meanings when used in any Exhibit or Schedule and terms defined in any Exhibit or Schedule shall have the same meanings when used in the Agreement or in any other Exhibit or Schedule. This Agreement (including the Exhibits and Schedules hereto) shall not be changed, modified or amended except by a writing signed by each party to be charged and this Agreement may not be discharged except by performance in accordance with its terms or by a writing signed by each party to be charged.

                  13.2. Governing Law; Arbitration. THIS AGREEMENT AND ITS VALIDITY, CONSTRUCTION AND PERFORMANCE SHALL BE GOVERNED IN
  ALL RESPECTS BY THE LAWS OF NEW YORK,  WITHOUT GIVING EFFECT TO
  PRINCIPLES OF CONFLICTS OF LAW.  THE PARTIES HERETO AGREE TO
  ARBITRATE IN LIEU OF LITIGATION.  ALL CLAIMS, CONTROVERSIES,

  DISPUTES, DIFFERENCES OR QUESTIONS BETWEEN THE PARTIES HERETO ARISING OUT OF OR RELATING TO THE PERFORMANCE, BREACH, CONSTRUCTION, INTERPRETATION OR EFFECT OF THIS AGREEMENT OR ANY CLAUSE CONTAINED HEREIN, OR CONCERNING ANY SUCH RIGHTS AND LIABILITIES OF THE PARTIES HERETO, SHALL BE SUBMITTED TO BINDING ARBITRATION UNDER THE COMMERCIAL ARBITRATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION. SUBJECT TO THE TERMS AND PROVISIONS SET FORTH HEREIN, SUCH ARBITRATOR(S) SHALL HAVE FULL POWER AND AUTHORITY TO AWARD ANY AND ALL APPROPRIATE DAMAGES AND OTHER RELIEF, INCLUDING BUT NOT LIMITED TO DAMAGES FOR LOST PROFITS OR REVENUES, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES, AND SPECIFIC PERFORMANCE. THE ARBITRATION PROCEEDINGS SHALL TAKE PLACE IN THE CITY OF NEW YORK, NEW YORK, AND THE JUDGMENT AND DETERMINATION OF SUCH PROCEEDINGS SHALL BE BINDING ON ALL PARTIES HERETO. JUDGMENT UPON ANY AWARD RENDERED BY ANY ARBITRATOR(S) APPOINTED HEREUNDER MAY BE ENTERED INTO ANY COURT HAVING COMPETENT JURISDICTION THEREOF. ALL COSTS OF ARBITRATION SHALL BE BORNE EQUALLY BY THE ARBITRATING PARTIES HERETO, EXCEPT FOR ATTORNEYS' FEES, AS TO WHICH EACH SUCH PARTY SHALL BEAR ITS OWN COSTS. WITHIN FIFTEEN DAYS AFTER WRITTEN NOTICE BY ONE PARTY TO THE OTHER PARTY OF ITS DEMAND FOR ARBITRATION, WHICH DEMAND SHALL SET FORTH THE NAME AND ADDRESS OF ITS DESIGNATED ARBITRATOR, THE OTHER PARTY SHALL SELECT ITS DESIGNATED ARBITRATOR AND SO NOTIFY THE DEMANDING PARTY. WITHIN FIFTEEN DAYS THEREAFTER, THE TWO ARBITRATORS SO SELECTED SHALL SELECT THE THIRD ARBITRATOR. THE DISPUTE SHALL BE HEARD BY THE ARBITRATORS WITHIN SIXTY DAYS AFTER SELECTION OF THE THIRD ARBITRATOR. THE DECISION OF ANY TWO ARBITRATORS SHALL BE BINDING UPON THE PARTIES. IN DEFAULT OF EITHER SIDE NAMING ITS ARBITRATOR AS AFORESAID OR IN DEFAULT OF THE SELECTION OF THE SAID THIRD ARBITRATOR AS AFORESAID, THE AMERICAN ARBITRATION ASSOCIATION SHALL DESIGNATE SUCH ARBITRATOR UPON THE APPLICATION OF EITHER PARTY.

                  13.3. Benefit of Parties; Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. The Agreement may not be assigned by Seller except with the prior written consent of Buyer. Nothing herein contained shall confer or is intended to confer on any third party or entity which is not a party to this Agreement any rights under this Agreement.

                  13.4. Pronouns. Whenever the context requires, the use in this Agreement of a pronoun of any gender shall be deemed to refer also to any other gender, and the use of the singular shall be deemed to refer also to the plural.

                  13.5. Headings. The headings in the sections, para graphs, Schedules and Exhibits of this Agreement are inserted for convenience of reference only and shall not constitute a part hereof. The words "herein," "hereof," "hereto" and "hereunder," and other words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement.

                  13.6. Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute one Agreement binding on all the parties hereto, notwithstanding that such parties are not signatories to the original or the same counterpart. The parties also agree that for purposes of satisfying Section 3.2, hereof, a facsimile copy of an executed counter-part original shall be treated as an original instrument until replaced by the executed counter-part original.

                  13.7. Further Assurances. Buyer and Seller shall do and perform such further acts and execute and deliver such further instruments as may be required by law or reasonably requested by either party at such requesting party's expense to carry out and effectuate the purposes of this Agreement.

  [SIGNATURE PAGE FOLLOWS]

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the day and year first above written.

                                                     TELEPLUS, INC.

                                                     By:_______________________
                                                        Name:
                                                        Title:

                                                     AMNEX, INC.


                                                     By:_______________________
                                                        Name:
                                                        Title: